Exhibit 99.2
VF CORPORATION RELEASES SECOND QUARTER FISCAL 2026 FINANCIAL RESULTS
DENVER, October 28, 2025 – VF Corporation (NYSE: VFC) today reported financial results for its second quarter (Q2'26) ended September 27, 2025, and the Company's Board of Directors authorized a quarterly per share dividend of $0.09. These financial results are also reflected in a presentation available on the Investor Relations website at ir.vfc.com.
Bracken Darrell, President and CEO, said: "In Q2 we made further progress on our turnaround plan. We delivered broad-based growth for The North Face® and Timberland®, while continuing to moderate declines in Vans®. We also announced the pending sale of Dickies® for $600 million, enhancing our capacity to invest in the portfolio and drive shareholder returns. Looking ahead, we will continue to focus on generating value across our brands and returning the company to sustainable and profitable growth."
Q2'26 Financial Review
•Revenue of $2.8B, +2% vs. LY or (1%) C$
•Revenue (1%) C$ vs. LY, above guidance of (4%) to (2%) C$ vs. LY
•Q2’26 revenue reflects better-than-expected back-to-school results and early Wholesale demand
•The North Face® and Timberland® grew +6% and +7% vs. LY, respectively, or both +4% C$
•Vans® revenue sequentially improved to (9%) vs. LY or (11%) C$
•Adjusted operating income and margin up vs. LY
•Operating income of $313M; adjusted operating income of $330M, meaningfully above guidance of $260M to $290M and +5% vs. LY or +1% C$
•Operating margin of 11.2%, +130bps vs. LY, and adjusted operating margin of 11.8%, +40bps vs. LY
•Gross margin of 52.2%, flat vs. LY
•SG&A dollars (1%) vs. LY, adjusted SG&A dollars +1% vs. LY or (1%) C$
•EPS of $0.48, adjusted EPS of $0.52
•Earnings per share (EPS) of $0.48 vs. LY of $0.52, adjusted EPS of $0.52 vs. LY of $0.60
•Net interest expense of $46M; effective tax rate of 29%
•Net debt down $1.5B or (21%) vs. LY
•Net debt excluding lease liabilities down $1.5B or (27%) vs. LY
Q3'26 and FY'26 Financial Outlook1
•Q3'26:
•Revenue (3%) to (1%) C$ vs. LY
•Adjusted operating income of $275M to $305M
•FY'26:
•Free cash flow up vs. LY, includes known and anticipated tariff impacts
•Adjusted operating income up vs. LY
•Operating cash flow up vs. LY

1 Q3'26 and FY'26 P&L guidance excludes Dickies® in current and prior years;
FY'26 free and operating cash flow guidance on a reported basis, including the expected impact of the sale of Dickies® in Q3'26

Webcast Information
VF management will host its second quarter Fiscal 2026 conference call beginning at approximately 8:00 a.m. ET today. The conference call will be broadcast live via the Internet, accessible at ir.vfc.com. For those unable to listen to the live broadcast, an archived version will be available at the same location.
Dividend Declared
VF’s Board of Directors declared a quarterly dividend of $0.09 per share. This dividend will be payable on December 18, 2025, to shareholders of record at the close of business on December 10, 2025.
About VF
VF Corporation is a portfolio of leading outdoor, active and workwear brands, including The North Face®, Vans®, Timberland® and Dickies®. VF is committed to providing consumers with innovative products that are rooted in performance and elevated design, while delivering sustainable and long-term value for its employees, communities, and shareholders. For more information, please visit vfc.com.
Financial Presentation Disclosure
All per share amounts are presented on a diluted basis. This release refers to “reported” (R$) and “constant dollar” (C$) or “constant currency” amounts, terms that are described under the heading below “Constant Currency - Excluding the Impact of Foreign Currency.” Unless otherwise noted, “reported” and “constant dollar” or “constant currency” amounts are the same, and amounts will be as "reported" unless otherwise specified. This release also refers to “continuing” and “discontinued” operations amounts, which are concepts described under the heading “Discontinued Operations - Supreme.” Unless otherwise noted, results presented are based on continuing operations. This release also refers to “adjusted” amounts, a term that is described under the heading "Adjusted Amounts - Excluding Reinvent and Transaction and Deal Related Activities". Unless otherwise noted, “reported” and “adjusted” amounts are the same. VF operates and reports using a 52/53 week fiscal year ending on the Saturday closest to March 31 of each year. This release refers to VF's second quarter of Fiscal 2026 as Q2'26, and similarly Q2'25 denotes VF's second quarter of Fiscal 2025, etc. VF defines "free cash flow" as cash flow from continuing operations less capital expenditures and software purchases and defines "net debt" as long-term debt, the current portion of long-term debt, short-term borrowings, and operating lease liabilities, less cash and cash equivalents per VF's consolidated balance sheet.
Change in Reportable Segments
VF realigned its reportable segments in the first quarter of Fiscal 2026. VF's updated reportable segments are Outdoor and Active. We have included an "All Other" category for the remaining operating segments that do not meet the quantitative threshold to be disclosed as a separate reportable segment. VF's financial results for Q2'26 and Q2'25 in this presentation reflect the new segments.
Dickies Held-for-Sale
On September 15, 2025, VF entered into a definitive agreement with Bluestar Alliance LLC to sell the Dickies® brand business ("Dickies"). The Company determined that the associated assets and liabilities met the held-for-sale accounting criteria and they were classified accordingly in the September 2025 Consolidated Balance Sheet.
Discontinued Operations - Supreme
On July 16, 2024, VF entered into a definitive Stock and Asset Purchase Agreement with EssilorLuxottica S.A. to sell the Supreme® brand business (“Supreme”). On October 1, 2024, VF completed the sale of Supreme. Accordingly, the company has reported the related held-for-sale assets and liabilities as assets and liabilities of discontinued operations and included the operating results and cash flows of the business in discontinued operations for all periods presented, through the date of sale.
Constant Currency - Excluding the Impact of Foreign Currency
This release refers to “reported” amounts in accordance with U.S. generally accepted accounting principles (“GAAP”), which include translation and transactional impacts from foreign currency exchange rates. This release also refers to both “constant dollar” and “constant currency” amounts, which exclude the impact of translating foreign currencies into U.S. dollars. Reconciliations of GAAP measures to constant currency amounts are presented in the supplemental financial information included with this release, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors.
Adjusted Amounts - Excluding Reinvent and Transaction and Deal Related Activities
The adjusted amounts in this release exclude costs related to Reinvent, VF's transformation program. Costs, including restructuring charges and project-related costs, were approximately $15 million in the second quarter of Fiscal 2026 and $46 million in the first six months of Fiscal 2026.
The adjusted amounts in this release exclude transaction and deal related activities associated with the pending divestiture of Dickies. Total transaction and deal related activities include costs of approximately $2 million in the second quarter and first six months of Fiscal 2026.
Combined, the above items negatively impacted loss per share by $0.04 during the second quarter of Fiscal 2026 and $0.09 during the first six months of Fiscal 2026. All adjusted amounts referenced herein exclude the effects of these amounts.
Reconciliations of measures calculated in accordance with GAAP to adjusted amounts are presented in the supplemental financial information included with this release, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors. The company does not provide a reconciliation of forward-looking measures where the company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and is unable to reasonably predict certain items contained in the GAAP measures without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the company's control or cannot be reasonably predicted. For the same reasons, the company is unable to address the probable significance of the unavailable information.
Forward-looking Statements
Certain statements included in this release are "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on VF’s expectations and beliefs concerning future events impacting VF and therefore involve several risks and uncertainties. Words such as “will,” “anticipate,” "believe," “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates may be used to identify forward-looking statements, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding VF’s plans, objectives, projections and expectations relating to VF’s operations or financial performance, and assumptions related thereto, are forward-looking statements. Forward-looking statements are not guarantees, and actual results could differ materially from those expressed or implied in the forward-looking statements. VF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results of operations or financial condition of VF to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: the level of consumer demand for apparel, footwear and accessories; disruption to VF’s distribution system; changes in global economic conditions and the financial strength of VF’s consumers and customers, including as a result of current inflationary pressures; fluctuations in the price, availability and quality of raw materials and finished products, including as a result of tariffs; disruption and volatility in the global capital and credit markets; VF’s response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; VF's ability to maintain the image, health and equity of its brands, including through investment in brand building and product innovation; intense competition from online retailers and other direct-to-consumer business risks; increasing pressure on margins; retail industry changes and challenges; VF's ability to execute its Reinvent transformation program, "The VF Way" and other business priorities, including measures to streamline and right-size its cost base and strengthen the balance sheet while reducing leverage; VF’s ability to successfully establish a global commercial organization, and identify and capture efficiencies in its business model; any inability of VF or third parties on which it relies, to maintain the strength and security of information technology systems; the fact that VF’s facilities and systems, and those of third parties on which it relies, are frequent targets of cyberattacks of varying levels of severity, and may in the future be vulnerable to such attacks, and any inability or failure by VF or such third parties to anticipate or detect data or information security breaches or other cyberattacks, could result in data or financial loss, reputational harm, business disruption, damage to VF’s relationships with customers, consumers, employees and third parties on which it relies, litigation, regulatory investigations, enforcement actions or other negative impacts; any inability by VF or third parties on which it relies to properly collect, use, manage and secure business, consumer and employee data and comply with privacy and security regulations; VF’s ability to adopt new technologies, including artificial intelligence, in a competitive and responsible manner; foreign currency fluctuations; stability of VF's vendors' manufacturing facilities and VF's ability to establish and maintain effective supply chain capabilities; continued use by VF’s suppliers of ethical business practices; VF’s ability to accurately forecast demand for products; actions of activist and other shareholders; VF's ability to recruit, develop or retain key executive or employee talent or successfully transition executives; continuity of members of VF’s management; changes in the availability and cost of labor; VF’s ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; maintenance by VF’s licensees and distributors of the value of VF’s brands; VF’s ability to execute acquisitions and dispositions, integrate acquisitions and manage its brand portfolio, including the proposed sale of the Dickies® brand; whether and when the required regulatory approvals for the proposed sale of the Dickies® brand will be obtained, whether and when the closing conditions will be satisfied and whether and when the proposed sale of the Dickies® brand will close, if at all; VF’s ability to execute, and realize benefits, successfully, or at all, from the proposed sale of the Dickies® brand; business resiliency in response to natural or man-made economic, public health, cyber, political or environmental disruptions, including any potential effects from changes in tariffs and international trade policy, and the U.S. federal government shutdown; changes in tax laws and additional tax liabilities; legal, regulatory, political, economic, and geopolitical risks, including those related to the current conflicts in Europe, the Middle East and Asia and tensions between the U.S. and China; changes to laws and regulations; adverse or unexpected weather conditions, including any potential effects from climate change; VF's indebtedness and its ability to obtain financing on favorable terms, if needed, could prevent VF from fulfilling its financial obligations; VF's ability to pay and declare dividends or repurchase its stock in the future; climate change and increased focus on environmental, social and governance issues; VF's ability to execute on its sustainability strategy and achieve its sustainability-related goals and targets; risks arising from the widespread outbreak of an illness or any other communicable disease, or any other public health crisis; and tax risks associated with the spin-off of the Jeanswear business completed in 2019. More information on potential factors that could affect VF’s financial results is included from time to time in VF’s public reports filed with the SEC, including VF’s Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q, and Forms 8-K filed or furnished with the SEC.

Investor Contact:
Allegra Perry
ir@vfc.com

Media Contact:
Colin Wheeler
corporate_communications@vfc.com

VF CORPORATION
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Six Months Ended September 2025
(Unaudited)
(In thousands, except per share amounts)

Three Months Ended September 2025	As Reported under GAAP	Reinvent (a)	Transaction and Deal Related Activities (b)	Adjusted
Revenues	$2,802,706	$—	$—	$2,802,706

Gross profit	1,462,444	(239)	—	1,462,205
Percent	52.2%			52.2%

Selling, general and administrative expenses	1,149,824	(15,722)	(2,021)	1,132,081

Operating income	312,620	15,483	2,021	330,124
Percent	11.2%			11.8%

Diluted earnings per share from continuing operations (c)	0.48	0.03	—	0.52

Six Months Ended September 2025	As Reported under GAAP	Reinvent (a)	Transaction and Deal Related Activities (b)	Adjusted
Revenues	$4,563,372	$—	$—	$4,563,372

Gross profit	2,411,446	4,043	—	2,415,489
Percent	52.8%			52.9%

Selling, general and administrative expenses	2,185,435	(42,222)	(2,021)	2,141,192

Operating income	226,011	46,265	2,021	274,297
Percent	5.0%			6.0%

Diluted earnings per share from continuing operations (c)	0.19	0.09	—	0.28
Notes:
(a) Costs related to Reinvent, VF's transformation program, including restructuring charges and project-related costs, were $15.5 million and $46.3 million in the three and six months ended September 2025, respectively. These costs related primarily to severance and employee-related benefits and expenses related to the engagement of a consulting firm to support VF's transformation journey. VF entered into a contract with a consulting firm during the second quarter of Fiscal 2025, with services under the contract expected to be substantially complete by the third quarter of Fiscal 2026. In addition to payment for services, the contract includes contingent fees tied to increases in VF's stock price through June 2027. Expenses related to the contract, including contingent fees, were $9.2 million and $17.2 million in the three and six months ended September 2025, respectively. Reinvent resulted in a net tax benefit of $3.5 million and $10.3 million in the three and six months ended September 2025, respectively.
The Company incurred $211.7 million in total restructuring charges in connection with Reinvent. Substantially all restructuring actions were completed at the end of the first quarter of Fiscal 2026. Total fees associated with the contract with the consulting firm could be up to $146.0 million, with $75.0 million of the fees contingent on increases to VF’s stock price through June 2027.
(b) Transaction and deal related activities reflect activities associated with the pending divestiture of Dickies, which totaled $2.0 million for the three and six months ended September 2025. The transaction and deal related activities resulted in a net tax benefit of $0.5 million in the three and six months ended September 2025.
(c) Amounts shown in the table have been calculated using unrounded numbers. The diluted earnings per share impacts were calculated using 393,986,000 and 393,043,000 weighted average common shares for the three and six months ended September 2025, respectively.

VF CORPORATION
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Six Months Ended September 2025
(Unaudited)
(In thousands, except per share amounts)

Non-GAAP Financial Information
The financial information above has been presented on a GAAP basis and on an adjusted basis, which excludes the impact of Reinvent and transaction and deal related activities. The adjusted presentation provides non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.
Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

VF CORPORATION
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Six Months Ended September 2024
(Unaudited)
(In thousands, except per share amounts)

Three Months Ended September 2024	As Reported under GAAP	Reinvent (a)	Transaction and Deal Related Activities (b)	Adjusted
Revenues	$2,757,948	$—	$—	$2,757,948

Gross profit	1,440,557	—	—	1,440,557
Percent	52.2%			52.2%

Selling, general and administrative expenses	1,166,654	(41,279)	—	1,125,375

Operating income	273,903	41,279	—	315,182
Percent	9.9%			11.4%

Diluted earnings per share from continuing operations (c)	0.52	0.08	—	0.60

Six Months Ended September 2024	As Reported under GAAP	Reinvent (a)	Transaction and Deal Related Activities (b)	Adjusted
Revenues	$4,527,008	$—	$—	$4,527,008

Gross profit	2,346,235	412	—	2,346,647
Percent	51.8%			51.8%

Selling, general and administrative expenses	2,195,352	(58,716)	(490)	2,136,146

Operating income	150,883	59,128	490	210,501
Percent	3.3%			4.6%

Diluted earnings per share from continuing operations (c)	0.13	0.11	—	0.24
Notes:
(a) Costs related to Reinvent, VF's transformation program, including restructuring charges and project-related costs, were $41.3 million and $59.1 million in the three and six months ended September 2024, respectively. These costs related primarily to severance and employee-related benefits and expenses related to the engagement of a consulting firm to support VF's transformation journey. VF entered into a contract with a consulting firm during the three months ended September 2024, with services under the contract expected to be substantially complete by the third quarter of Fiscal 2026. In addition to payment for services, the contract includes contingent fees tied to increases in VF's stock price through June 2027. Expenses related to the contract, including contingent fees, were $28.1 million and $31.1 million in the three and six months ended September 2024, respectively. Reinvent resulted in a net tax benefit of $10.5 million and $14.7 million in the three and six months ended September 2024, respectively.
(b) Transaction and deal related activities reflect activities associated with the review of strategic alternatives for the Global Packs business, consisting of the Kipling®, Eastpak® and JanSport® brands, which totaled $0.5 million for the six months ended September 2024. The transaction and deal related activities resulted in a net tax benefit of $0.1 million in the six months ended September 2024.
(c) Amounts shown in the table have been calculated using unrounded numbers. The diluted earnings per share impacts were calculated using 390,945,000 and 390,198,000 weighted average common shares for the three and six months ended September 2024, respectively.
Non-GAAP Financial Information
The financial information above has been presented on a GAAP basis and on an adjusted basis, which excludes the impact of Reinvent and transaction and deal related activities. The adjusted presentation provides non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.
Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

VF CORPORATION
Supplemental Financial Information
Reportable Segment Information - Constant Currency Basis
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 2025
	As Reported	Adjust for Foreign
	under GAAP	Currency Exchange	Constant Currency
Revenues:
Outdoor segment	$1,663,479	$(37,330)	$1,626,149
Active segment	760,750	(16,242)	744,508
All Other	378,477	(8,172)	370,305
Total revenues	$2,802,706	$(61,744)	$2,740,962
Segment profit:
Outdoor segment	$300,740	$(7,724)	$293,016
Active segment	65,748	(3,057)	62,691
Total segment profit	366,488	(10,781)	355,707
Corporate and other expenses	(95,672)	265	(95,407)
Interest expense, net	(46,209)	(580)	(46,789)
"All Other" profit	43,674	(1,607)	42,067
Income from continuing operations before income taxes	$268,281	$(12,703)	$255,578
Diluted earnings per share change from continuing operations	(7%)	(5%)	(12%)

Constant Currency Financial Information
VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.
To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).
These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

VF CORPORATION
Supplemental Financial Information
Reportable Segment Information - Constant Currency Basis
(Unaudited)
(In thousands, except per share amounts)

	Six Months Ended September 2025
	As Reported	Adjust for Foreign
	under GAAP	Currency Exchange	Constant Currency
Revenues:
Outdoor segment	$2,475,945	$(49,355)	$2,426,590
Active segment	1,460,437	(23,511)	1,436,926
All Other	626,990	(11,759)	615,231
Total revenues	$4,563,372	$(84,625)	$4,478,747
Segment profit:
Outdoor segment	$258,470	$(6,995)	$251,475
Active segment	122,586	(4,613)	117,973
Total segment profit	381,056	(11,608)	369,448
Corporate and other expenses	(200,232)	620	(199,612)
Interest expense, net	(87,329)	(994)	(88,323)
"All Other" profit	48,193	(1,962)	46,231
Income from continuing operations before income taxes	$141,688	$(13,944)	$127,744
Diluted earnings per share change from continuing operations	44%	(24%)	20%

Constant Currency Financial Information
VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.
To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).
These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.